BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/17/2022

Work Order Item Number:	W2022101700299-2450931
Filing Number:	20222692124
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/17/2022 8:00:00 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0254042016-2 **Entity Name:** AGRIFY CORPORATION

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
REGISTERED AGENT SOLUTIONS, INC.
187 E WARM SPRINGS ROAD SUITE B, Las Vegas, NV 89119, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0254042016-2
Barbara K. Cegavske	Filing Number 20222692124
Secretary of State State Of Nevada	Filed On 10/17/2022 8:00:00 AM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: AGRIFY CORPORATION Entity or Nevada Business Identification Number (NVID): NV20161331161
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.4%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: October 18, 2022 Time: 12:01 a.m. (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Please see attached Exhibit "A", for the description of this Amendment. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer — Title X ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

*Article 3 of the Articles of Incorporation of Agrify Corporation (the "Corporation") is amended by adding the paragraph attached hereto as Exhibit "A" at the end of Article 3.

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION OF
AGRIFY CORPORATION
(Entity ID NV20161331161)

Pursuant to the provisions of NRS 78.2055 and 78.390, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is **AGRIFY CORPORATION** (the "**Company**").

SECOND: The document attached hereto as Exhibit A sets forth the Amendment to the Articles of Incorporation that were approved by the board of directors and adopted by the stockholders of the corporation at a Special Meeting of Stockholders ("**Special Meeting**") held online on October 14, 2022, in the manner prescribed by law.

THIRD: At the close of business on September 6, 2022, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 26,678,477 Shares of the Company's Common Stock, par value $0.001, outstanding, each being entitled to one vote, representing all of the outstanding voting securities of the Company entitled to vote at the Special Meeting.

FOURTH: The votes of the shareholders cast by ballot or proxy regarding the Amendment were as follows:

FOR:	13,985,118
AGAINST:	773,798
ABSTAIN:	136,028

Dated this 14th day of October 2022.

AGRIFY CORPORATION

By: ____________________
Name: Raymond Chang
Title: Chief Executive Officer

55470993.1

EXHIBIT A
AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of Agrify Corporation (the "Corporation") is amended by adding the following paragraph at the end of Article 3:

On October 18, 2022, at 12:01 a.m. (the "Effective Time"), each ten (10) shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the "Reverse Stock Split"), subject to the treatment of fractional share interests as described below. The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up such fractional share to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an "Old Certificate") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.